Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES RECORD SECOND QUARTER RESULTS AND ANNUAL STOCKHOLDER MEETING DATE
Earnings Call to be Held Thursday, August 7, 2025 at 9:30 am CT
DALLAS, TX (August 6, 2025) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company,” “TPL,” “we,” “our” or “us”), one of the largest landowners in the State of Texas with surface and royalty ownership that provide revenue opportunities through the support of energy production, today announced its financial and operating results for the second quarter of 2025.
Second Quarter 2025 Highlights
•Record results including:

◦Oil and gas royalty production of 33.2 thousand barrels of oil equivalent (“Boe”) per day

◦Easements and other surface-related income revenue (“SLEM”) of $36.2 million

◦Produced water royalties revenue of $30.7 million

•In July, began construction of 10,000 barrel per day produced water desalination facility in in Orla, Texas with estimated service date in late 2025.

•As of June 30, 2025, TPL’s royalty acreage had an estimated 6.0 net well permits, 11.1 net drilled but uncompleted wells (“DUCs”), and 5.1 net completed but not producing wells (“CUPs”). Net well permits, DUCs, and CUPs total 22.2 net wells(1). TPL had 95.4 net producing wells, and net producing wells added during the quarter had an average lateral length of approximately 9,376 feet.

•Land and Resource Management segment revenues of $128.5 million

•Water Services and Operations segment revenues of $59.0 million

•Consolidated net income of $116.1 million, or $5.05 per share (diluted)

•Adjusted EBITDA(2) of $166.2 million

•Free cash flow(2) of $130.1 million

•Quarterly cash dividend of $1.60 per share was paid on June 16, 2025

Six Months Ended June 30, 2025 Highlights
•Oil and gas royalty production of 32.2 thousand Boe per day

•Produced water royalties revenue of $58.4 million

•Land and Resource Management segment revenues of $255.1 million

•Water Services and Operations segment revenues of $128.4 million

•Consolidated net income of $236.8 million, or $10.29 per share (diluted)

•Adjusted EBITDA(2) of $335.6 million

•Free cash flow (2) of $256.6 million

•$74.2 million of total cash dividends paid through June 30, 2025

(1) Total may not foot due to rounding.
(2) Reconciliations of non-GAAP performance measures are provided in the tables below.

“This quarter’s results demonstrate TPL’s financial resilience amid commodity price volatility, with quarterly revenue records achieved in both SLEM and produced water royalties,” said Tyler Glover, Chief Executive Officer of the Company. “TPL’s enormous footprint across royalties, surface, and water positions us to extract numerous sources of value from the Permian’s exceptional resource. In particular, record produced water royalty revenue reflects TPL’s unique position to deliver essential solutions and capture high-quality cash flows. With produced water management becoming an increasing focal point across the Permian, we have led the industry in procuring out-of-basin pore space for disposal, developing proprietary produced water desalination technology, and advancing beneficial reuse. Each of these initiatives represents significant revenue potential over both near and long-term horizons, while also ensuring that the broader Permian can sustain strong development.”

Financial Results for the Second Quarter of 2025 - Sequential

The Company reported net income of $116.1 million for the second quarter of 2025 compared to net income of $120.7 million for the first quarter of 2025.

Total revenues for the second quarter of 2025 were $187.5 million compared to $196.0 million for the first quarter of 2025. The decrease in total revenues was primarily due to a $16.2 million decrease in oil and gas royalty revenue and a $13.2 million decrease in water sales, partially offset by an $18.0 million increase in easements and other surface-related income compared to the first quarter of 2025. The Company’s average realized price was $32.94 per Boe in the second quarter of 2025 compared to $41.58 per Boe in the first quarter of 2025, and the Company’s share of production was 33.2 thousand Boe per day for the second quarter of 2025 compared to 31.1 thousand Boe per day for the first quarter of 2025. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $43.8 million for the second quarter of 2025 compared to $45.9 million for the first quarter of 2025. The decrease in operating expenses was principally related to a $2.7 million decrease in water service-related expenses during the second quarter of 2025 compared to the first quarter of 2025.

Financial Results for the Six Months Ended June 30, 2025 - Year Over Year

The Company reported net income of $236.8 million for the six months ended June 30, 2025 compared to net income of $229.0 million for the six months ended June 30, 2024.

Total revenues for the six months ended June 30, 2025 were $383.5 million compared to $346.5 million for the six months ended June 30, 2024. The increase in total revenues was primarily due to a $24.3 million increase in oil and gas royalty revenue and a $17.2 million increase in easements and other surface-related income. The Company’s share of production was 32.2 thousand Boe per day for the six months ended June 30, 2025 compared to 24.9 thousand Boe per day for the same period of 2024, and the average realized price was $37.10 per Boe for the six months ended June 30, 2025 compared to $42.07 per Boe for the same period of 2024. Easements and other surface-related income increased principally due to an increase of $10.6 million in pipeline easements, $2.3 million in wellbore easements and $1.5 million in commercial leases. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $89.7 million for the six months ended June 30, 2025 compared to $77.2 million for the same period of 2024. The increase in operating expenses was principally related to a $15.0 million increase in depletion expense associated with oil and gas royalty interests acquired during the second half of 2024.

Quarterly Dividend Declared

On August 5, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $1.60 per share, payable on September 16, 2025 to stockholders of record at the close of business on September 2, 2025.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, August 7, 2025 at 9:30 a.m. Central Time to discuss second quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13753281. The telephone replay will be available starting shortly after the call through August 21, 2025.

2025 Annual Meeting of Stockholders

The Company also announced that its 2025 Annual Meeting of Stockholders (“Annual Meeting”) will be held on November 6, 2025, at the Omni Dallas Hotel located at 555 South Lamar Street Dallas, Texas 75202. The meeting will be held in person at 11:00 a.m. Central Time with no remote streaming.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 874,000 acres of land, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of the Company’s land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from the Company’s oil and gas royalty interests, and revenue related to saltwater disposal on the Company’s land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits principally related to a variety of land uses including, but not limited to, midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this news release are, and certain statements made on the related conference call may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions or the negative of such terms identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects; statements regarding the Permian Basin’s future drilling inventory and energy resources; and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may differ materially from those set forth in the forward-looking statements due to a number of factors, including, but not limited to: the initiation or outcome of potential litigation; any changes in general economic and/or industry specific conditions; and the other risks discussed in TPL’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC’s website at www.sec.gov and TPL strongly encourages you to do so. These forward-looking statements are based only on information available to TPL and speak only as of the date hereof. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:
Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2025	June 30, 2024
Company’s share of production volumes: (1)
Oil (MBbls)	1,209	1,123	2,332	1,958
Natural gas (MMcf)	5,659	5,230	10,889	7,658
NGL (MBbls)	868	807	1,675	1,294
Equivalents (MBoe)	3,020	2,801	5,822	4,528
Equivalents per day (MBoe/d)	33.2	31.1	32.2	24.9

Oil and gas royalty revenue (in thousands):
Oil royalties	$73,893	$76,179	$150,072	$147,361
Natural gas royalties	4,574	17,561	22,135	9,429
NGL royalties	16,539	17,505	34,044	25,143
Total oil and gas royalties	$95,006	$111,245	$206,251	$181,933

Realized prices: (1)
Oil ($/Bbl)	$63.99	$71.05	$67.39	$78.82
Natural gas ($/Mcf)	$0.87	$3.63	$2.20	$1.33
NGL ($/Bbl)	$20.60	$23.46	$21.98	$21.00
Equivalents ($/Boe)	$32.94	$41.58	$37.10	$42.07

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGL.
	MBbls	One thousand barrels of crude oil, condensate or NGL.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2025	June 30, 2024
Revenues:
Oil and gas royalties	$95,006	$111,245	$206,251	$181,933
Water sales	25,577	38,813	64,390	77,776
Produced water royalties	30,737	27,700	58,437	48,307
Easements and other surface-related income	36,223	18,225	54,448	37,216
Land sales	—	—	—	1,244
Total revenues	187,543	195,983	383,526	346,476

Expenses:
Salaries and related employee expenses	14,072	14,572	28,644	25,232
Water service-related expenses	8,451	11,126	19,577	25,036
General and administrative expenses	5,693	6,072	11,765	15,211
Depreciation, depletion and amortization	13,699	11,941	25,640	7,933
Ad valorem and other taxes	1,877	2,199	4,076	3,801
Total operating expenses	43,792	45,910	89,702	77,213

Operating income	143,751	150,073	293,824	269,263

Other income, net	5,240	4,321	9,561	23,163
Income before income taxes	148,991	154,394	303,385	292,426
Income tax expense	32,851	33,742	66,593	63,420
Net income	$116,140	$120,652	$236,792	$229,006

Net income per share of common stock
Basic	$5.05	$5.25	$10.30	$9.96
Diluted	$5.05	$5.24	$10.29	$9.95

Weighted average number of shares of common stock outstanding
Basic	22,987,326	22,980,695	22,984,029	22,995,486
Diluted	23,013,580	23,005,847	23,008,954	23,018,313

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	June 30, 2025			March 31, 2025
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$95,006	$—	$95,006	$111,245	$—	$111,245
Water sales	—	25,577	25,577	—	38,813	38,813
Produced water royalties	—	30,737	30,737	—	27,700	27,700
Easements and other surface-related income	33,491	2,732	36,223	15,336	2,889	18,225
Total revenues	128,497	59,046	187,543	126,581	69,402	195,983

Expenses:
Salaries and related employee expenses	7,025	7,047	14,072	7,404	7,168	14,572
Water service-related expenses	—	8,451	8,451	—	11,126	11,126
General and administrative expenses	3,648	2,045	5,693	3,313	2,759	6,072
Depreciation, depletion and amortization	9,137	4,562	13,699	7,689	4,252	11,941
Ad valorem and other taxes	1,864	13	1,877	2,189	10	2,199
Total operating expenses	21,674	22,118	43,792	20,595	25,315	45,910

Operating income	106,823	36,928	143,751	105,986	44,087	150,073

Other income, net	4,156	1,084	5,240	3,416	905	4,321
Income before income taxes	110,979	38,012	148,991	109,402	44,992	154,394
Income tax expense	24,410	8,441	32,851	23,858	9,884	33,742
Net income	$86,569	$29,571	$116,140	$85,544	$35,108	$120,652

SEGMENT OPERATING RESULTS (Continued)
(dollars in thousands) (unaudited)

	Six Months Ended
	June 30, 2025			June 30, 2024
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$206,251	$—	$206,251	$181,933	$—	$181,933
Water sales	—	64,390	64,390	—	77,776	77,776
Produced water royalties	—	58,437	58,437	—	48,307	48,307
Easements and other surface-related income	48,827	5,621	54,448	32,340	4,876	37,216
Land sales	—	—	—	1,244	—	1,244
Total revenues	255,078	128,448	383,526	215,517	130,959	346,476

Expenses:
Salaries and related employee expenses	14,429	14,215	28,644	12,945	12,287	25,232
Water service-related expenses	—	19,577	19,577	—	25,036	25,036
General and administrative expenses	6,961	4,804	11,765	10,663	4,548	15,211
Depreciation, depletion and amortization	16,826	8,814	25,640	1,506	6,427	7,933
Ad valorem and other taxes	4,053	23	4,076	3,799	2	3,801
Total operating expenses	42,269	47,433	89,702	28,913	48,300	77,213

Operating income	212,809	81,015	293,824	186,604	82,659	269,263

Other income, net	7,572	1,989	9,561	18,944	4,219	23,163
Income before income taxes	220,381	83,004	303,385	205,548	86,878	292,426
Income tax expense	48,268	18,325	66,593	44,448	18,972	63,420
Net income	$172,113	$64,679	$236,792	$161,100	$67,906	$229,006

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measures. These measures are not to be considered more relevant or accurate than the measures presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measures are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measures.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measure of earnings before interest expense, taxes, depreciation, depletion and amortization. The purpose of presenting EBITDA is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation. The purpose of presenting Adjusted EBITDA is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. We calculate free cash flow as Adjusted EBITDA less current income tax expense and capital expenditures. The purpose of presenting free cash flow is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and free cash flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance. Our definitions of EBITDA, Adjusted EBITDA and free cash flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and free cash flow to net income for the three months ended June 30, 2025 and March 31, 2025 and for the six months ended June 30, 2025 and June 30, 2024 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2025	June 30, 2024
Net income	$116,140	$120,652	$236,792	$229,006
Add:
Income tax expense	32,851	33,742	66,593	63,420
Depreciation, depletion and amortization	13,699	11,941	25,640	7,933
EBITDA	162,690	166,335	329,025	300,359
Add:
Employee share-based compensation	3,485	3,083	6,568	4,920
Adjusted EBITDA	166,175	169,418	335,593	305,279
Deduct:
Current income tax expense	(32,310)	(32,954)	(65,264)	(62,664)
Capital expenditures	(3,808)	(9,908)	(13,716)	(12,161)
Free cash flow	$130,057	$126,556	$256,613	$230,454